Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements indicated below of Prime Group Realty Trust of our report indicated below filed with the Securities and Exchange Commission.

Registration Statements

Form S-8 No. 333-65147
Form S-3 No. 333-70369

           Financial Statements                      Date of Auditor's Report
-----------------------------------------      ---------------------------------

The Statement of Revenue and Certain                   October 29, 1999
Expenses of IBM Plaza for the period from January 1, 1999 to September 30, 1999 included in the Current Report (Form 8-K) of Prime Group Realty Trust dated
December 13, 1999.


                                                    /s/ ERNST & YOUNG LLP



Chicago, Illinois
December 22, 1999





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